Security Agreement

This Security Agreement, dated as of March 14, 2019 (this “Agreement”), by the undersigned (the “Debtor”) in favor of Jagemann Stamping Company (the “Secured Party”).

Reference is made to that certain Note, dated as of March 14, 2019 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Note”), by and among Enlight Group II, LLC, AMMO, Inc. (“Guarantor”), and the lender from time to time party thereto. Unless otherwise defined herein, terms defined in the Note and used herein shall have the meanings given to them in the Note. Unless otherwise defined in this Agreement or in the Note, terms defined in Article 8 or 9 of the UCC are used in this Agreement as such terms are therein defined.

1. For valuable consideration, and to secure the payment and performance of the obligations hereinafter described, Debtor hereby grants to Secured Party, a continuing security interest in the items described in Exhibit A, wherever located, and any and all products and proceeds of such collateral (including, but not limited to, any claims to any items referred to in this definition, and any claims of Debtor against third parties for loss of, damage to, or destruction of, any or all of the collateral or for proceeds payable under or unearned premiums with respect to policies of insurance) in whatever form, including cash (collectively referred to as the “Collateral”).

2. This Agreement and the security interest created hereby are given for the purpose of securing: (a) payment of the indebtedness evidenced by the Note; (b) performance of each agreement of Debtor herein contained and contained in the Note (including costs of collection); (c) payment and performance of all existing and future obligations of Debtor to Secured Party; and (d) any and all amendments, modifications, renewals and/or extensions of any of the foregoing, including, but not limited to, amendments, modifications, renewals or extensions which are evidenced by new or additional instruments, documents or agreements or which change the rate of interest on any obligations secured hereby. It is the express purpose of Debtor and Secured Party that all obligations of Debtor to Secured Party shall be subject to Secured Party’s security interest in the Collateral, regardless of whether such obligations shall be of the same class as the obligations initially contemplated at the time this transaction was entered into.

3. Debtor represents, warrants and agrees that: (a) Debtor has full title to the Collateral, free from any liens, leases, encumbrances, defenses or other claims; the security interest in the Collateral constitutes a first, prior and indefeasible security interest; and no financing statement covering the Collateral, or any part thereof, is on file in any public office; (b) Debtor will execute all documents (including financing statements) and take such other action as Secured Party deems necessary to create and perfect a security interest in the Collateral; (c) Debtor will, at its sole cost and expense, defend any claims that may be made against the Collateral; (d) except as otherwise provided herein, the Collateral shall be kept at Debtor’s address set forth herein and Debtor will not, without Secured Party’s prior written consent, part with possession of, transfer, sell, lease, encumber, conceal or otherwise dispose of the Collateral or any interest therein; (e) the Collateral will be maintained in good condition and repair, and will not be used in violation of any applicable laws, rules or regulations; (f) Debtor will pay and discharge all taxes and liens on the Collateral prior to delinquency; (g) Debtor will maintain insurance on the Collateral covering such risks and in such form and amount as may be required by Secured Party from time to time, with insurers satisfactory to Secured Party and with loss payable to Secured Party as its interest may appear, and upon request Debtor will deliver the original of such policy or policies to Secured Party; (h) Debtor will permit Secured Party to inspect the Collateral and Debtor’s books and records (including computer files) pertaining thereto at any time; and (i) the Collateral will at all times remain personal property.

4. In the event Debtor shall fail to perform any obligation hereunder, Secured Party may, but shall not be obligated to, perform the same, and the cost thereof shall be payable by Debtor to Secured Party [immediately and without demand].

5. If this Agreement is given to secure obligations of any person or entity other than Debtor (such person or entity being hereinafter referred to as “Principal”), Debtor waives notice of default, presentment, demand for payment, protest, notice of protest, notice of nonpayment or dishonor, and all other notices and demands of any kind whatsoever; and Debtor consents and agrees that Secured Party may, from time to time, without notice or demand and without affecting the enforceability or security hereof: (a) take, alter, enforce or release any additional security for the obligations secured hereby; (b) renew, extend, modify, amend, accelerate, accept partial payments on, release, settle, compromise, compound, collect or otherwise liquidate the obligations secured hereby or any security therefor, and bid and purchase at any sale; or (c) release or substitute Principal or any guarantors of the obligations secured hereby. If any default should be made in the payment or performance of any obligations secured hereby or in the terms and conditions of any security held therefor, Secured Party may enforce this Agreement independently of any other remedy or security Secured Party may at any time hold in connection with the obligations secured hereby, and it shall not be necessary for Secured Party to proceed upon or against, and/or exhaust, any other security or remedy before proceeding to enforce this Agreement. Until all obligations secured hereby are paid in full, Debtor waives all right of subrogation.

6. There shall be a “default” or an “event of default” hereunder upon the occurrence of any of the following events: (a) default in the payment or performance of any obligations secured hereby or contained herein; or (b) occurrence of any “default” or “event of default” under the Note secured hereby or any security therefor.

7. Upon the occurrence of any event of default, all obligations secured hereby shall, at Secured Party’s option, immediately become due and payable without notice or demand, and Secured Party shall have in any jurisdiction where enforcement hereof is sought, in addition to all other rights and remedies which Secured Party may have under law, all rights and remedies of a secured party under the Uniform Commercial Code and in addition the following rights and remedies: (a) to settle, compromise or release on terms acceptable to Secured Party, in whole or in part, any amounts owing on the Collateral; (b) to enforce payment and prosecute any action or proceeding with respect to any and all of the Collateral; (c) to extend the time of payment, make allowances and adjustments and issue credits in Secured Party’s name or in the name of Debtor; (d) to foreclose the liens and security interests created under this Agreement or under any other agreement relating to the Collateral by any available judicial procedure or without judicial process; (e) to enter any premises where any Collateral may be located for the purpose of taking possession of or removing the same; (f) to remove from any premises where the same may be located the collateral and any and all documents instruments, files and records, and any receptacles and cabinets containing the same, relating to the Collateral, and Secured Party may, at Debtor’s cost and expense, use the supplies and space of Debtor at any or all of its places of business as may be necessary or appropriate to properly administer and control the Collateral or the handling of collections and realizations thereon; (g) to receive, open and dispose of all mail addressed to Debtor and notify postal authorities to change the address for delivery thereof to such address as Secured Party may designate; (h) to sell, assign, lease, or otherwise dispose of the Collateral or any part thereof, either at public or private sale, in lots or in bulk, for cash, on credit or otherwise, with or without representations or warranties, and upon such terms as shall be acceptable to Secured Party, all at Secured Party’s sole option and as Secured Party in its sole discretion may deem advisable. The net cash proceeds resulting from the collection, liquidation, sale, lease or other disposition of the Collateral shall be applied, first, to the expenses (including all attorneys’ fees) of retaking, holding, storing, processing and preparing for sale, selling, collecting, liquidating and the like, and then to the satisfaction of all obligations and indebtedness or against principal or interest to be in Secured Party’s absolute discretion. Debtor will, at Secured Party’s request, assemble all Collateral and make it available to Secured Party at such place or places as Secured Party may designate which are reasonably convenient to both parties, whether at the premises of Debtor or elsewhere, and will make available to Secured Party all premises and facilities of Debtor for the purpose of Secured Party’s taking possession of the Collateral or removing or putting the Collateral in saleable form. Debtor agrees to pay all costs and expenses incurred by Secured Party in the enforcement of this Agreement, including without limitation reasonable attorneys’ fees, whether or not suit is filed hereon.

8. This Agreement expresses the entire understanding of the parties hereto and may not be altered or amended except with the written consent of each of the parties. This Agreement shall be binding upon and inure to the benefit of the respective heirs, executors, administrators, assigns and successors of the parties hereto. All of Secured Party’s rights and remedies hereunder are cumulative and not exclusive, and are in addition to all rights and remedies provided by law or under any other agreement between Debtor and Secured Party, or otherwise. Where the context permits, the plural term shall include the singular, and vice versa. Where more than one person signs this Agreement, their obligations hereunder shall be joint and several.

9. This Agreement and your rights and obligations hereunder will be governed by and construed in accordance with the laws of the State of Delaware. We agree that any legal action or proceeding with respect to this Agreement may be brought in either the courts of the State of Wisconsin, Arizona or any other courts of the United States of America, having jurisdiction over the parties or security provided herein. For the purpose of any such legal action or proceeding, we hereby submit to the exclusive jurisdiction of such courts and agree not to raise and waive any objection we may have based upon the venue of any such court. We further agree: (1) not to bring any legal action or proceeding referred in connection with this Agreement in any other court, unless the courts of the State of Delaware, Arizona or Wisconsin or of the United States determine that they do not have jurisdiction in the matter; and (2) to waive any limitation on the time within which an action or proceeding may be brought under or with respect to this Agreement.

10. WE HEREBY WAIVE, AND COVENANT THAT WE WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, SUIT, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE SUBJECT MATTER HEREOF, ANY LOAN DOCUMENT, OR ANY OF OUR OBLIGATIONS, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT, IN TORT OR OTHERWISE.

ENLIGHT GROUP II, LLC – Debtor

By:	/s/ Fred Wagenhals
Fred Wagenhals
Title:	AMMO, Inc. CEO
AMMO, Inc. – Sole manager/member of Debtor

AGREED AND ACCEPTED:

Jagemann Stamping Company

By:	/s/ Tom Jagemann
Tom Jagemann
Title:	CEO

Supplemental Information for

Security Agreement

Dated March 14, 2019

The following is a list of Exhibits to the above referenced Agreement, not attached herewith. Any omitted information will be furnished to the Securities and Exchange Commission upon request.

1. Exhibit “A” Description of Collateral